UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

EUREKA FINANCIAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54238 (Commission File Number)	27-3671639 (IRS Employer Identification No.)

3455 Forbes Avenue, Pittsburgh, Pennsylvania 15213
(Address of principal executive offices) (Zip Code)

(412) 681-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

A special meeting of the stockholders of Eureka Financial Corp. (the “Company”), the holding company for Eureka Bank, was held on December 16, 2015.  The matters considered and voted on by the Company’s stockholders at the special meeting, and the vote of the stockholders, were as follows:

1.
The proposal to approve the Agreement and Plan of Merger, dated as of September 3, 2015 and amended as of October 30, 2015, by and between the Company and NexTier, Inc. was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
940,331	31,482	1,846	—

2.
The proposal to approve, on a non-binding advisory basis, the compensation that may become payable to certain executive officers of the Company in connection with the merger of the Company and NexTier, Inc. was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
913,668	55,725	4,266	—

Item 8.01   Other Events

On December 17, 2015, the Company and NexTier, Inc. issued a joint press release announcing that the Company’s stockholders had approved the merger of the Company with and into NexTier, Inc.  A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)        Exhibits

Number                 Description

99.1                      Joint Press Release dated December 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2015	By:	/s/ Edward F. Seserko
Edward F. Seserko
President and Chief Executive Officer